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                                                              Exhibit 10.16



                            SHARE PURCHASE AGREEMENT


            This Share Purchase Agreement (this "Agreement") is made and entered into this 29th day of July, 1997 by and among Fuisz Technologies Ltd., a Delaware corporation ("Purchaser"); and The Cross Group, a corporation incorporated in the Republic of Ireland and domiciled in Gibraltar ("Seller").

RECITALS:

            Seller owns 612,000 of the issued and outstanding ordinary shares (the "Shares"), nominal value 25 pence per share, of Clonmel Healthcare Limited, an Irish corporation (the "Company").

            Purchaser desires to purchase from Seller, and Seller desire to sell to Purchaser, the Shares on the terms and conditions hereinafter set forth.

AGREEMENT:

            NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                  Definitions

            For purposes of this Agreement; the following terms have the meanings specified below:

            "Affiliate" means with respect to any person, any other person controlling, controlled by or under common control with such first person.

            "Clonmel-Hungary" means Clonmel Pharmaceuticals Kft, a company incorporated in Hungary.

            "Closing" and "Closing Date" are defined in Section 2.6 hereof.

            "Crosspharma" means Crosspharma Limited, a company incorporated in Northern Ireland.

            "Cross Vetpharm" means Cross Vetpharm Group Limited, a company incorporated in the Republic of Ireland.

            "Disclosure Letter" means the letter attached hereto as Annex VII, dated 23 May 1997, delivered by Seller to Ethical in conjunction with the execution of the Ethical Share Purchase Agreement.



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            "Encumbrance" means any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including, without limitation, any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

            "Ethical" means Ethical Holdings PLC, a company incorporated in England and Wales.

            "Ethical Share Purchase Agreement" means the Share Purchase Agreement dated 23 May 1997 between Ethical and Seller.

            "GAAP" means generally accepted accounting principles in the United Kingdom.

            "Group Companies" means the Company and the Subsidiaries.

            "IPL" means International Pharmaceuticals Investment Limited, a company incorporated in the British Virgin Islands.

            "IPL Shares" means the 8,000 ordinary shares of the Company owned by IPL.

            "Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other governmental authority or by any arbitrator.

            "person" means any individual or legal entity.

            "Subsidiaries" means Clonmel-Hungary and Crosspharma.

            "Taxes" means all taxes, however denominated, including interest, penalties and other additions to tax that may become payable, imposed by any applicable statute, rule or regulation or any governmental authority, including all taxes, withholdings and other charges in respect of income, profits, gains, payroll, unemployment insurance, social security or other social benefits taxes, sales, use, value added, ad valorem, excise, franchise, gross receipts, business licenses, occupations, real or personal property, stamps, transfers, environment and workers' compensation, which any Group Company is required to pay, withhold or collect.

            "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any applicable statute, rule or regulation relating to any Tax.

            All capitalized terms used in the portions of the Ethical Share Purchase Agreement which are attached hereto as Annex II, Annex III, Annex IV, Annex V, Annex


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VI and Annex VII have the meanings ascribed thereto in the Ethical Share
Purchase Agreement.




                                   ARTICLE II

                          Purchase and Sale of Shares

            2.1 Purchase of Shares from Seller. On the terms and subject to the conditions set forth herein, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, the Shares. At the Closing, Seller shall deliver to Purchaser certificates representing the Shares accompanied by appropriate instruments of transfer transferring the Shares to Purchaser and either (a) evidence of the Company's registration of such transfer, if practicable; or (b) a power of attorney executed by Seller vesting in Purchaser full and exclusive right to exercise Seller's voting rights in respect of the Shares pending the completion of the registration of such transfer..

            2.2 Purchase Price for Shares. The aggregate purchase price to be paid by Purchaser for the Shares (the "Purchase Price") shall be comprised of
(a) a fixed component (the "Fixed Portion of the Purchase Price"); and (b) contingent components (the "Contingent Portions of the Purchase Price").

            2.3 Fixed Portion of the Purchase Price. The Fixed Portion of the Purchase Price shall be paid by Purchaser on the Closing Date by Purchaser's delivery to Seller of:

            (a) 1,000,000 shares (the "Purchase Price Shares") of common stock, par value US$.01 per share (the "Common Stock"), of Purchaser.

            (b) (i) Purchaser's loan note in the form of Exhibit A hereto (the "Purchaser A Note") in the principal amount of 3,784,000 Irish pound sterling which shall mature on 30 April 1998; (ii) Purchaser's loan note (the "Purchaser B Note") in the aggregate principal amount of 4,000,000 Irish pound sterling, which shall mature on 1 January 1999 and be in the same form as Exhibit A hereto; and (iii) Purchaser's loan note (the "Purchaser C Note" and, together with the Purchaser A Note and the Purchaser B Note, the "Purchaser Notes") in the aggregate principal amount of 551,000 Irish pound sterling, which shall mature on 1 January 2000 and be in the same form as Exhibit A hereto. The Purchaser Notes shall be guaranteed by one of the banks listed on Annex I hereto.

            2.4 Contingent Portions of the Purchase Price. The Contingent Portions of the Purchase Price shall be payable under the following circumstances:

            (a) Purchaser shall pay to Seller an aggregate amount equal to US$250,000 if the Company executes a contract with Schein Bayer Pharmaceutical Services, Inc., the form and substance of which is acceptable to Purchaser, for the


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Company's manufacture and supply of certain products to be determined by
Purchaser. Such payment shall be due upon the Company's execution of such contract.

            (b) Purchaser shall pay to Seller an additional aggregate amount equal to US$250,000 if the Company executes a contract with Warner Chilcott, Inc., the form and substance of which is acceptable to Purchaser, for the Company's manufacture of minocycline capsules. Such payment shall be due upon the Company's execution of such contract.

            2.5 Payment Into Escrow. Notwithstanding the foregoing, if any person (a "claimant") claims prior to the Closing Date that all or any portion of the Purchase Price should be paid to such claimant rather than to Seller and such claim has not been finally resolved by the Closing Date, as evidenced by a final nonappealable order of a court of competent jurisdiction over such claim or the claimant's delivery to Purchaser of a release executed by such claimant, Purchaser shall deliver the disputed portion of the Purchase Price to a bank on the Closing Date to be held in escrow by such bank until such dispute has been finally resolved, evidenced as stated above.

            2.6 Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place on such date as is three business days after the satisfaction of the conditions precedent set forth in Articles VIII and IX, or on such other date as is agreed by the parties hereto (the "Closing Date"), at such place and time as is agreed by the parties hereto.

                                  ARTICLE III

                         Representations and Warranties
                                  of Purchaser

            Purchaser hereby represents and warrants to each Seller that:

            3.1 Organization and Corporation Authority. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been, and the Purchaser Notes will be, duly authorized, executed and delivered by Purchaser, and this Agreement constitutes, and the Notes will constitute, the legal, valid and binding obligations of Purchasers, enforceable against Purchaser in accordance with its and their terms.

            3.2 Purchase Price Shares. The Purchase Price Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable.

            3.3 No Conflict. Neither the execution and delivery of this Agreement by Purchaser nor the consummation or performance of any of the transactions contemplated hereby by Purchaser will violate or constitute a default under, conflict with or permit any person to terminate or accelerate the performance by Purchaser of any of its obligations under any agreement to which Purchaser is a party or by which it is bound, Purchaser's


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constituent documents, any Order by which Purchaser is bound, or any law, rule or regulation applicable to Purchaser.

            Except as set forth in Schedule 3.3 hereto, Purchaser is not required to give any notice to or obtain the consent of any person in connection with its execution and delivery of this Agreement or its performance of any of its obligations hereunder.

            3.4 Investment Representation. Purchaser is acquiring the Shares from each Seller for investment and not with a view to the distribution thereof.

            3.5 Legal Proceedings. There is no pending legal proceeding that has been commenced against Purchaser and that challenges, or may have the effect of preventing, making illegal or otherwise interfering with, any of the transactions contemplated hereby. To Purchaser's knowledge, no such legal proceeding has been threatened.

            3.6 Capitalization of Purchaser; Trading on Nasdaq. Purchaser's authorized capitalization consists of (a) 1,000,000 shares of Preferred Stock, par value US$.01 per share; and (b) 50,000,000 shares of Common Stock. Certain of the shares of Common Stock have been registered with the United States Securities and Exchange Commission and are authorized for trading on The Nasdaq Stock Market, Inc.

                                   ARTICLE IV

         Representations and Warranties of Seller Relating to the Shares,
                Corporate Proceedings and the Purchase Price Shares

            Seller hereby represents and warrants to Purchaser that:

            4.1 Representations and Warranties Regarding the Shares and Corporate Authority.

            (a) Seller has good and marketable title to the Shares, free and clear of all Encumbrances.

            (b) Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and this Agreement has been duly authorized, executed and delivered by Seller.

            (c) This Agreement constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.

            (d) Purchaser will acquire from Seller good and marketable title to the Shares, free and clear of all Encumbrances.

            (e) There is no pending legal proceeding that has been commenced against Seller and that challenges, or may have the effect of preventing, delaying,


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      making illegal or otherwise interfering with, any of the transactions contemplated hereby. To Seller's knowledge, no such legal proceeding has been threatened.

            (f) Neither the execution and delivery of this Agreement by Seller nor the consummation or performance of any of the transactions contemplated hereby by Seller will violate or constitute a default under, conflict with or permit any person to terminate or accelerate the performance by Seller of any of its obligations under any agreement to which Seller is a party or by which it is bound, Seller's constituent documents, any Order by which Seller is bound, or any law, rule or regulation applicable to Seller.

            Except as set forth in Schedule 4.1(f) hereto, Seller is not required to give notice to or obtain the consent of any person in connection with Seller's execution and delivery of this Agreement or its performance of any of its obligations hereunder.

            (g) No broker or finder has acted for Seller in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fees or other commissions in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of Seller.

            4.2 Representations and Warranties By Seller Regarding the Purchase Price Shares.

            (a) Seller is acquiring the Purchase Price Shares for Seller's own account for investment and not with a view to, or for resale in connection with, any distribution of Purchase Price Shares within the meaning of the United States Securities Act of 1933, as amended (the "Securities Act").

            (b) Seller acknowledges that the Purchase Price Shares have not been registered under the Securities Act and the Purchase Price Shares, when issued, cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

            (c) Seller is knowledgeable, sophisticated and experienced in business and financial matters of the type contemplated by this Agreement and is able to bear the economic risks associated with its investment in the Purchase Price Shares. Seller has been afforded with sufficient information to enable it to evaluate the risks and merits of its investment in the Purchase Price Shares.

            (d) Seller acknowledges that legends substantially in the following form will be placed on the certificates representing the Purchase Price Shares:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

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            AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.  THEY
            MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT WITH RESPECT TO THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS."

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH RESTRICTIONS ON TRANSFER SET FORTH IN THE SHARE PURCHASE AGREEMENT DATED JULY 29, 1997 BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (OR THE REGISTERED HOLDER'S PREDECESSOR IN INTEREST). SUCH AGREEMENT IS BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE REGISTERED HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."


                                   ARTICLE V

                    Representations and Warranties of Seller
                             Regarding the Company

            Seller hereby represents and warrants to Purchaser that:

            5.1 Organization, Good Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Ireland. It has full corporate power and authority to carry on its business as it is now being conducted and to own or use the properties and assets it now owns or uses. It is qualified to do business, is in good standing and has all required licenses in each jurisdiction in which it conducts business.

            5.2 Capitalization. The authorized capitalization of the Company consists solely of (a) 1,050,000 shares of Preference Stock, nominal value 1 Irish pound sterling per share, 750,000 shares of which are issued and outstanding and registered in the name of Forbairt (formerly known as The Industrial Development Authority of Ireland); and 1,200,000 ordinary shares, nominal value 25 pence per share, 620,000 of which are issued and outstanding on the date hereof. All of the Shares have been duly authorized and validly


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issued and are fully paid and nonassessable.  Except as set forth in Schedule
5.2 hereto, there are not outstanding (i) any options, warrants or other rights to purchase from the Company any shares of capital stock of the Company; (ii) any other securities convertible into or exchangeable or exercisable for shares of such stock; or (iii) any other commitments of any kind for the issuance of additional shares of capital stock of the Company or securities convertible into or exchangeable or exercisable for shares of capital stock of the Company.

            5.3 Subsidiaries. The Company does not own any interest in any person except the Subsidiaries. Set forth in Schedule 5.3 hereto are: (a) the percentage of the equity interest in each Subsidiary which is owned by the Company; (b) the jurisdiction of incorporation and capitalization of each Subsidiary; (c) the names of the officers and directors of each Subsidiary; and
(d) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation. Except as set forth in Schedule 5.3, the Company owns of record and beneficially all of the outstanding capital stock of each of the Subsidiaries and it owns such capital stock free and clear of all Encumbrances. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has full corporate power and authority to carry on its business as it is now being conducted and to own or use the properties and assets it now owns or uses, and is qualified to do business, is in good standing and has all required licenses in each jurisdiction in which it conducts business. The shares of capital stock of each Subsidiary shown in Schedule 5.3 to be issued and outstanding have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 5.3, there are not outstanding any (i) options, warrants or other rights to purchase from any of the Subsidiaries any shares of capital stock of such Subsidiary; (ii) any securities convertible into or exchangeable or exercisable for shares of capital stock of such subsidiary; or (iii) any other commitments of any kind for the issuance of additional shares of capital stock of such subsidiary or securities convertible into or exercisable or exchangeable for shares of capital stock of such subsidiary.

            5.4 Financial Statements. Seller has delivered to Purchaser the audited consolidated balance sheets of the Group Companies as at 31 December 1995, 31 December 1996 and 28 February 1997, and the related consolidated statements of income and retained earnings and changes in financial position for such two fiscal years and such two month period and the unaudited consolidated balance sheet of the Group Companies (the "Most Recent Balance Sheet") as at 30 June, 1997 (the "Most Recent Balance Sheet Date") and the related consolidated statements of income for the six month period ended 30 June 1997. Said financial statements (a) were prepared in accordance with the books and records of the Group Companies; (b) were prepared in accordance with GAAP consistently applied (except, in the case of the financial statements as at, and for the six month period ended, 30 June 1997 (i) for differences in formatting and the absence of notes; and (ii) that such financial statements are subject to normal year end audit adjustments); and (c) fairly present the financial condition of the Group Companies and the results of Group Companies' operations as at the relevant dates thereof and for the periods covered thereby.


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            5.5  Absence of Certain Changes.  Since the Most Recent Balance
Sheet Date, the business of each Group Company has been conducted only in the ordinary course and, except as disclosed in Schedule 5.5 hereto, there has not been (a) any declaration or payment of dividends by any Group Company (other than by a Subsidiary which is wholly owned by the Company) or any transfer of assets of any kind whatsoever by any Group Company to any of their shareholders with respect to any shares of its capital stock (other than by a Subsidiary which is wholly owned by the Company); (b) any material adverse change in the results of operations, business, financial condition, assets or prospects of the Group Companies; (c) any damage, destruction or loss, whether or not covered by insurance, which could reasonably be expected to have a material adverse effect on the business, financial condition, assets or prospects of the Group Companies; (d) any sale or other disposition of any of the assets of the Group Companies except sales of inventory in the ordinary course of business;
(e) any mortgage, pledge or other subjection to Encumbrance of any kind, except liens for taxes not due, of any of the properties or assets of the Group Companies; (f) any incurrence by any of the Group Companies of, assumption of, or taking any property subject to, any liability, except for liabilities incurred or assumed or property taken subject thereto in the ordinary course of business and consistent with past practice; or (g) any material alteration in the manner of keeping the books, accounts or records of any of the Group Companies, or in the accounting practices therein reflected.

            5.6 Constituent Documents. Seller has delivered to Purchaser copies of (a) the Memorandum of Association and Articles of Association of the Company; (b) the Memorandum of Association and Articles of Association of Crosspharma; and (c) the Charter of Clonmel-Hungary, in each case as currently in effect.

            5.7 No Conflict; Consents. Except as set forth in Schedule 5.7 hereto, neither the execution and delivery of this Agreement nor consummation or performance of the transactions contemplated hereby will violate or constitute a default under, conflict with or permit any person to terminate or accelerate the performance by any Group Company of any of its obligations under any agreement to which any Group Company is a party or by which it is bound, any Group Company's constituent documents, any Order by which any Group Company is bound, or any law, rule or regulation applicable to any Group Company.

            Except as set forth in Schedule 5.7 hereto, no Group Company is required to give any notice to or obtain any consent from any person in connection with the execution of this Agreement or the consummation of any of the transactions contemplated hereby.

            5.8 Properties. Schedule 5.8 hereto contains a complete and accurate list of all real property leased by any Group Company. Seller hereby makes to Purchaser the representations and warranties made by Seller in Section 14 of Schedule 4 of the Ethical Share Purchase Agreement which are attached as Annex II hereto, subject to the disclosures set forth in the Disclosure Letter.


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            5.9  Inventory.  All inventory of the Group Companies, whether or not reflected in the Most Recent Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Most Recent Balance Sheet or on the accounting records of the Group Companies as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or net realizable value on a last in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Group Companies.

            5.10 Accounts Receivable. All accounts receivable of the Group Companies that are reflected on the Most Recent Balance Sheet or on the accounting records of the Group Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Most Recent Balance Sheet or on the accounting records of the Group Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Most Recent Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within one hundred eighty days after the day on which it first becomes due and payable.

            5.11 Taxes. Seller hereby makes to Purchaser the representations and warranties made by Seller in Section 15 of Schedule 4 of the Ethical Share Purchase Agreement which are attached as Annex III hereto, subject to the disclosures set forth in the Disclosure Letter.

            There is no tax sharing agreement in existence that will require any payment by any Group Company after the date of this Agreement and there is no other basis for asserting against any Group Company any liability in respect of Taxes relating to Seller or any Affiliate (other than such Group Company) of Seller.

            5.12 Employee Matters.

            (a) Schedule 5.12(a) hereto contains a complete and accurate list of the following information for each employee or director of the Group Companies, including each employee on leave of absence or layoff status: employer; name and job title.

            (b) Seller hereby makes to Purchaser the representations and warranties made by Seller in Section 5.13 and Section 6 of Schedule 4 of the


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      Ethical Share Purchase Agreement which are attached as Annex IV and Annex
      V hereto, respectively, subject to the disclosures set forth in the Disclosure Letter.

            (c) There are no multi-employer or multiple employer plans (as defined in the U.S. Internal Revenue Code and/or the U.S. Employee Retirement Income Security Act ("ERISA") and related laws and regulations). No Plan has been terminated and no reportable event (as defined in ERISA and related laws and regulations) has occurred with respect to any Plan.

            (d) No employee or director of any Group Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such employee or director and any other person ("Proprietary Rights Agreement") that in any way adversely affects or will adversely affect
      (i) the performance of his duties as an employee or director of the Group Companies; or (ii) the ability of any Group Company to conduct its business, including any Proprietary Rights Agreement with the Group Companies by any such employee or director. To the knowledge of Seller, no director, officer or other key employee of any Group Company intends to terminate his employment with such Group Company.

            (e) Except as disclosed in Schedule 5.12(e) hereto, since January 1, 1994, no Group Company has been a party to any collective bargaining or other labor contract. Since January 1, 1994, there has not been, there is not presently pending or existing, and to the knowledge of Seller, there is not threatened, (i) any strike, slowdown, picketing, work stoppage or employee grievance process; or (ii) any proceeding against or affecting any Group Company relating to the alleged violation of any applicable statute, rule or regulation pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with any governmental authority, organizational activity, or other labor or employment dispute against or affecting any of the Group Companies or any of the facilities of the Group Companies, and to the knowledge of Seller, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute.

            5.13 Legal Proceedings; Orders.

            (a) Except as set forth in Schedule 5.13(a) hereto, no Group Company is a party to any civil or criminal legal proceeding. None of such proceedings individually or in the aggregate will have a material adverse effect on the business, financial condition, assets or prospects of any Group Company.

            (b)   Except as set forth in Schedule 5.13(b) hereto:

                  (i) there is no Order to which any Group Company, or any of the assets owned or used by any Group Company, is subject;

                  (ii) Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by, any Group Company; and


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                  (iii) to the knowledge of Seller, no officer, director, agent or employee of any Group Company is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of any Group Company.

            5.14 Contracts; No Defaults.

            (a) Schedule 5.14(a) hereto contains a complete and accurate list, and Seller has delivered to Purchaser true and complete copies, of:

                  (i) each contract that involves the payment or receipt by one or more Group Companies of an amount or value in excess of 35,000 Irish pound sterling;

                  (ii) each lease and installment or conditional sale agreement for personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than 35,000 Irish pound sterling and with terms of less than one year);

                  (iii) each licensing agreement or other contract with respect to the Intellectual Property Assets (as defined in Section 5.17 hereof);

                  (iv) each collective bargaining agreement and other contract to or with any labor union or other representative of a group of employees;

                  (v) each joint venture, partnership and other contract (however named) involving a sharing of profits, losses, costs or liabilities by any Group Company with any other person;

                  (vi) each contract containing covenants that in any way purport to restrict the business activity of any Group Company or limit the freedom of any Group Company to engage in any line of business or to compete with any person;

                  (vii) each contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by any Group Company to be responsible for consequential damages; and

                  (viii) each written warranty, guaranty and other similar
            undertaking with respect to contractual performance extended by any Group Company other than in the ordinary course of business.

      collectively, the "Material Contracts".

            (b) Except as set forth in Schedule 5.14(b) hereto, to the knowledge of Seller, no officer, director, agent, employee, consultant or contractor of any Group Company is bound by any contract that purports to limit the ability of such officer, director, agent, employee, consultant or contractor to assign to any Group


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                                       12

      Company or to any other person any rights to any invention, improvement or discovery.

            (c) Except as set forth in Schedule 5.14(c) hereto (i) each Material Contract identified or required to be identified in Schedule 5.14(a) hereto is in full force and effect and is valid and enforceable in accordance with its terms; (ii) each Group Company, and, to the knowledge of Seller, each other party to each Material Contract, is, and at all times since January 1, 1994 has been, in full compliance with the terms of each Material Contract; (iii) no event has occurred or circumstance exists which constitutes, or with notice or lapse of time (or both) would constitute, an event of default by any Group Company or, to the knowledge of Seller, any other party under any Material Contract; and (iv) no Material Contract is currently being renegotiated or is expected to be renegotiated.

            (d) The Material Contracts relating to the sale, design, manufacture or provision of products or services by the Group Companies have been entered into in the ordinary course of business and have been entered into without the commission of any act alone or in concert with any other person, or any consideration having been paid or promised, that is or would be in violation of any applicable statute, rule, regulation, permit issued by any governmental authority or any Order.

            5.15 Insurance.

            (a) Except as set forth in Schedule 5.15(a) hereto, each Group Company is covered by adequate insurance for all risks normally insured against by a person carrying on the same business and of the same size. Each insurance policy to which any Group Company is a party or under which any Group Company, or any officer or director of any Group Company, is or has been covered at any time within the three years preceding the date of this Agreement (collectively, the "Policies") is listed in
      Schedule 5.15(a) hereto.

            (b) The Group Companies are insured under the Policies together with Seller on a group basis. Seller knows of no reason why the Group Companies should not be able to obtain coverage on a basis equivalent to that provided under the Policies to take effect after completion of the Closing.

            (c)   Except as set forth in Schedule 5.15(c) hereto:

                  (i) none of the Group Companies is or has been in default under any of the Policies;

                  (ii) each Group Company has timely given notice of all claims that may be covered under its respective Policies;

                  (iii) all of the Policies (A) are valid, outstanding and
            enforceable; and (B) to the knowledge of Seller are issued by insurers that are financially sound and reputable;


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                                       13

                  (iv) none of the Policies provides for any retrospective premiums or other experience-based liability on the part of any Group Company; and

                  (v) none of the Group Companies has received any refusal of coverage or any notice that a defense will be afforded with reservation of rights.

            5.16 Environmental and Occupational Health and Safety Matters. Seller hereby makes to Purchaser the representations and warranties made by Seller in Sections 7 and 8 of Schedule 4 of the Ethical Share Purchase Agreement which are attached as Annex VI hereto, subject to the disclosures in the Disclosure Letter.

            5.17  Intellectual Property.

            (a) Schedule 5.17(a) hereto contains a complete and accurate list of all of the Intellectual Property Assets other than the Trade Secrets. The term "Intellectual Property Assets" includes:

                  (i) all trading names, fictional business names, registered and unregistered trademarks, service marks and applications (collectively, "Marks");

                  (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "Patents");

                  (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and

                  (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets");

      in each case, owned, used, or licensed by any Group Company as licensee or licensor.

            (b) Except as set forth in Schedule 5.17(b) hereto, there are no outstanding or, to the knowledge of Seller, threatened disputes or disagreements with respect to any contract relating to the Intellectual Property Assets to which any Group Company is a party.

            (c) The Intellectual Property Assets are all those necessary for the operation of the Group Companies' businesses as they are currently conducted. One or more of the Group Companies is the owner of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances and other adverse claims, and, except as set forth in Schedule 5.17(c) hereto, has the right to use all of the Intellectual Property Assets without payments to a third party.


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                                       14

                  Schedule 5.17(c) hereto sets forth a list of all former and current employees of each Group Company who have executed written contracts with one or more of the Group Companies that assign to one or more of the Group Companies all rights to any inventions, improvements, discoveries or information relating to the business of any Group Company.

            (d) The Group Companies have taken all action necessary to protect the Intellectual Property Assets in all relevant jurisdictions, and all filings and registrations of the Intellectual Property Assets in such jurisdictions are valid, subsisting and enforceable.

            (e) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

            The Group Companies have taken all reasonable precautions to protect the secrecy, confidentiality and value of the Trade Secrets.

            The Trade Secrets are not to a material extent part of the public knowledge or literature, and, to the knowledge of Seller, have not been used, divulged or appropriated either for the benefit of any person (other than one or more of the Group Companies) or to the detriment of the Group Companies.

            5.18 Indebtedness to and from Sellers, Affiliates of Sellers, Officers or Directors. Except as listed in Schedule 5.18 hereto and except for intercompany indebtedness payable among the Group Companies, no Group Company is indebted, directly or indirectly, to any Seller, any Affiliate of any Seller or any person who is an officer or director of any of the Group Companies in any amount whatsoever, other than for salaries for services rendered or reimbursable business expenses, nor is any Seller, any Affiliate of any Seller or any such officer or director indebted to any Group Company except for advances made to employees of a Group Company in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

            5.19  Powers of Attorney and Suretyships.  Except as disclosed in
Schedule 5.19 hereto, no Group Company has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligations of any other person, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

            5.20  Customers.

            (a) Except as disclosed in Schedule 5.20(a) hereto, during the fiscal year of the Group Companies ending on 31 December 1996 and the six months ended 30 June 1997, not more than five percent (5%) of the consolidated revenues


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                                       15
      of the Group Companies during either of such periods were attributable to any single customer or to any group of affiliated customers.

            (b) Schedule 5.20(b) hereto lists, in descending order, the fifteen customers of the Group Companies generating the most revenue for the Group Companies during each of the fiscal year of the Group Companies ending on 31 December 1996 and the six months ended 30 June 1997 (collectively, the "Top Customers").

            (c) Except as disclosed in Schedule 5.20(c) hereto, there is no pending or threatened dispute between any of the Group Companies and any of the Top Customers.

            5.21 Compliance with Law. Each Group Company is, and at all times since January 1, 1994 has been, in full compliance with all applicable laws, statutes, ordinances, rules, regulations, Orders and permits, the failure to comply with which could, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets or prospects of the Group Companies, and no Group Company has received any written notice alleging failure to be in such compliance. All licenses, permits, franchises, certificates and other governmental authorizations held by the Group Companies are valid and sufficient for all businesses conducted by the Group Companies and there exists no fact, error or omission relevant to any such license, permit, franchise, certificate or other governmental authorization that would permit the revocation or withdrawal thereof. The Group Companies will continue to have the use and benefit thereof and the rights granted thereby after the execution of this Agreement and the consummation of the transactions contemplated hereby.

            5.22 No Undisclosed Liabilities. Except as and to the extent specifically reflected or reserved against in the Most Recent Balance Sheet or as disclosed in Schedule 5.22 hereto and except for current liabilities incurred in the ordinary course of business since the Most Recent Balance Sheet Date, the Group Companies have no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due.

            5.23 Other Information. The information concerning the Group Companies set forth in this Agreement, including, without limitation, the Schedules and Annexes hereto, and any document, statement or certificate furnished or to be furnished to Purchaser pursuant to this Agreement, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

            5.24 Conflicts of Interest. Except as set forth in Schedule 5.24 hereto, no Seller, no Affiliate of any Seller and no officer or director of any Group Company now has or within the last three (3) years has had, either directly or indirectly:

            (a) an equity or debt interest in any person which furnishes or sells or during such period furnished or sold services or products to any Group Company,


================================================================================
      or purchases or during such period purchased from any Group Company any goods or services, or otherwise does or during such period did business with any Group Company; or

            (b) a beneficial interest in any contract, commitment or agreement to which any Group Company is or was a party or under which any Group Company is or was obligated or bound or to which any of Group Company's properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between any Group Company and such persons in their capacities as employees, officers or directors of such Group Company.

            5.25 Disclosure Letter. Seller's representations and warranties in this Article V are subject to the information set forth in the Disclosure Letter (including the information set forth in the documents which are referred to in the Disclosure Letter as being attached thereto), which is attached as Annex VII hereto.

            5.26 No Brokerage Fees. No broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fees or other commissions in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of the Company.


                                   ARTICLE VI

                      Covenants of Seller Prior to Closing

            6.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Seller shall, and shall cause each Group Company and its representatives to, (a) afford Purchaser and its representatives full and free access to each Group Company's personnel, properties, contracts, books and records, and other documents and data; and (b) furnish Purchaser and its representatives with copies of all such contracts, books and records, and other existing documents and data as they may reasonably request, including, but not limited to, copies of any reports, studies, analyses, tests or monitoring possessed or initiated by Seller or any Group Company pertaining to the environment in, under or on any of the facilities of any of the Group Companies or any occupational health and safety matter or concerning compliance by any Group Company with any applicable statute, rule, regulation, permit issued by a governmental authority or Order relating to the environment or any occupational health and safety matter.

            Seller shall deliver to Purchaser, as promptly as practicable after the date of execution of this Agreement, a schedule with respect to the employees listed in Schedule 5.12(a) hereto listing (a) current compensation;
(b) any change in compensation since 1 January 1997; (c) vacation accrued; and
(d) service credited for purposes of vesting and eligibility to participate under any Group Company pension or other employee benefit plans.


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                                       17

            6.2 Operation of the Businesses of the Group Companies. Between the date of this Agreement and the Closing Date, Seller shall, and shall cause each Group Company to:

            (a) conduct the business of such Group Company only in the ordinary course of business;

            (b) use their best efforts to preserve intact the current business organization of such Group Company, keep available the services of the current officers, employees and agents of such Group Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with such Group Company;

            (c) confer with Purchaser concerning operational matters of a material nature, including regarding any negotiations or other material communications relating to any commitment or arrangement with distributors, sales agents, licensees and licensors or the modification or termination of any existing relationship with any distributor, sales agent, licensee or licensor; and

            (d) otherwise report periodically to Purchaser concerning the status of the business, operations and finances of such Group Company.

            6.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller shall not, and shall cause each Group Company not to, without the prior written consent of Purchaser, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the representations and warranties set forth in Article IV hereof would fail to be correct if made as of the Closing Date.

            6.4 Required Notices and Consents. As promptly as practicable after the date of this Agreement, Seller shall, and shall cause each Group Company to, make all filings to give all of the notices to governmental authorities and to seek all of the consents of governmental authorities identified in Schedules 4.1(f) and 5.7 hereto. Between the date of this Agreement and the Closing Date, Seller shall, and shall cause each Group Company to, cooperate with Purchaser with respect to making all filings to give all of the notices to governmental authorities and obtain all of the consents of governmental authorities identified in Schedule 3.3 hereto.

            6.5 Notification. Between the date of this Agreement and the Closing Date, Seller shall promptly notify Purchaser in writing if Seller or any Group Company becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of Seller as of the date of this Agreement, or if Seller or any Group Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a breach of any such representation and warranty had such representation and warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any of the Schedules hereto if such Schedule were dated the date of the occurrence or discovery of any such fact or condition, Seller shall promptly deliver to


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                                       18

Purchaser a supplement to such Schedule specifying such change, which change shall be included in such Schedule only upon Purchaser's written consent to such inclusion. During the same period, Seller shall promptly notify Purchaser of the occurrence of any breach of any covenant of Seller in this Article VI or of the occurrence of any event that may make the satisfaction of the conditions in Article VIII impossible or unlikely.

            6.6 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 10.1 hereof, Seller shall not and Seller shall ensure that its officers, employees, agents and representatives shall not, directly or indirectly (a) enter into any agreement or arrangement involving the possible acquisition of any shares or material assets of any Group Company (other than sales of inventory in the ordinary course of business); (b) solicit or encourage offers from, engage in any discussion with, or provide any information to, any person relating to any such acquisition; or (c) respond to any inquiries from any person relating to any such acquisition, except to inform such person that discussions are under way with another party, without naming Purchaser.

            6.7 Forbairt Grants. Seller shall fund the repayment of any grant(s) previously made by Forbairt to the Company if such repayment is demanded by Forbairt prior to the Closing Date as a result of the failure of the Company to satisfy any requirements of such grant(s).

            6.8 Best Efforts. Between the date of this Agreement and the Closing Date, Seller shall use its best efforts, and shall cause each Group Company to use its best efforts, to cause the conditions in Articles VIII and IX to be satisfied.


                                  ARTICLE VII

                  Covenants of Purchaser Prior to Closing Date

            7.1 Approvals of Governmental Authorities. As promptly as practicable after the date of this Agreement, Purchaser shall make all filings to give all of the notices to governmental authorities and to seek all of the consents of governmental authorities identified in Schedule 3.3 hereto.
Between the date of this Agreement and the Closing Date, Purchaser shall cooperate with Seller and the Group Companies with respect to all filings that Seller and the Group Companies make pursuant to Section 6.4 hereof; provided that this Agreement shall not require Purchaser or any Affiliate of Purchaser to dispose of or make any change in any portion of its business or to incur any other burden to obtain the approval of any governmental authority.

            7.2  Best Efforts.  Except as set forth in the proviso to Section
7.1 hereof, between the date of this Agreement and the Closing Date, Purchaser shall use its best efforts to cause the conditions in Articles VIII and XI to be satisfied.


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                                       19

                                  ARTICLE VIII

            Conditions Precedent to Obligations of Purchaser by Seller

      Purchaser's obligation to purchase the Shares and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part):

            8.1  Accuracy of Representations and Warranties.

            (a) All of the representations and warranties of Seller in this Agreement, including, without limitation, the Schedules hereto or any document or certificate furnished to Purchaser pursuant to this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any (i) knowledge or materiality qualifications in such representations and warranties; or (ii) supplements to the Schedules hereto that are delivered by Seller to Purchaser prior to the Closing Date with Purchaser's consent in accordance with the provisions of
      Section 6.5 hereof. The foregoing condition shall not be deemed to be satisfied if there are inaccuracies in Seller's representations and warranties which, individually or in the aggregate, involve Damages (as such term is defined in Section 11.1 hereof) in an amount in excess of 300,000 Irish pound sterling.

            (b)   Each of the representations and warranties of each Seller in
      Article III and of all of the Seller in Sections 5.2, 5.4, 5.5 and 5.23 hereof shall be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Schedule hereto.

            (c) Seller shall deliver to Purchaser a certificate executed by a senior officer of each Seller certifying to the foregoing matters.

            8.2 Performance by Seller. All of the covenants and obligations that Seller are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with by Seller in all material respects and Seller shall deliver to Purchaser a certificate executed by a senior officer of each Seller certifying to such effect.

            8.3 Notices and Consents. Each of the notices to and consents of governmental authorities identified in Schedules 3.2, 4.1(f) and 5.7 hereto shall have been made or obtained and such consents shall be in full force and effect.

            8.4 No Proceedings. Since the date of this Agreement, there shall not have been commenced or threatened against Purchaser, or against any Affiliate of Purchaser, any proceeding (a) involving any challenge to, or seeking damages of in excess of 750,000 Irish pound sterling or other relief in connection with, any of the transactions


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                                       20
contemplated hereby; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby.

            8.5 No Claim Regarding Share Ownership or Sale Proceeds. There shall not have been made or threatened by any person any claim asserting that such person is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the Shares, or any other voting, equity or ownership interest in any of the Group Companies.

            8.6 Opinion of Seller's Counsel. Purchaser shall have been furnished at the Closing with an opinion of Vincent & Beatty, counsel to the Seller, dated the Closing Date, addressed to and in form and substance satisfactory to Purchaser, addressing the matters set forth in Exhibit B hereto.

            8.7 Delivery of Share Certificates. Seller shall have delivered to Purchaser certificates representing the Shares accompanied by appropriate instruments of transfer transferring the Shares to Purchaser and either (a) evidence of the Company's registration of such transfer, if practicable; or (b) a power of attorney executed by Seller vesting in Purchaser full and exclusive right to exercise Seller's voting rights in respect of the Shares pending the completion of the registration of such transfer.

            .8.8 Consulting Services Agreement. The Company and Seller shall have executed a Consulting Services Agreement in the form of Exhibit C hereto.

            8.9 Employment Agreement. The Company and Donal Tierney shall have executed an Employment Agreement, satisfactory in substance and form to Purchaser, pursuant to which the Company shall employ Mr. Tierney as its Chief Executive Officer for a term of one year which shall be renewable.

            8.10 Noncompetition Agreements. Seller, Daniel Tierney and Laurence Tuomey shall have executed a Noncompetition Agreement substantially in the form of Exhibit D hereto.

            8.11 Satisfaction of Intercompany Indebtedness. All indebtedness owed by (a) the Company to any of the Seller or any of the Seller' Affiliates; and (b) any of the Seller or any of the Seller' Affiliates to the Company shall have been satisfied.

            8.12 License for Office Space. The Company and Cross Vetpharm shall have executed a License, providing for the Company's use of a portion of Cross Vetpharm's office facilities, in the form of Exhibit E hereto.

            8.13 Waiver of Preemption Rights. Forbairt shall have consented to the sale of the Shares to Purchaser and Forbairt and IPL shall have waived their rights of preemption with respect to the Shares.

            8.14 IPL Shares. Seller shall have waived its rights of preemption with respect to the IPL Shares and Purchaser shall have simultaneously purchased the IPL Shares.


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                                       21

            8.15 Side letters. Seller shall have executed side letters in the forms attached as Exhibit F hereto.

            8.16 Directors' Resignations. Seller shall have delivered to Purchaser resignation letters executed by each of the directors of the Company other than Terry Sullivan, such resignations to be effective on the Closing Date.


                                   ARTICLE IX

                    Conditions to Obligations of the Seller

            The obligations of Seller to sell the Shares and take the other actions required to be taken by Seller at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions (any of which may be waived by Seller in whole or in part):

            9.1 Accuracy of Representations and Warranties. All of the representations and warranties of Purchaser in this Agreement, including, without limitation, the Schedules hereto or any document or certificate furnished by Purchaser to Seller pursuant to this Agreement (considered collectively), and each of these representations and warranties (considered individually) shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, and Purchaser shall have delivered to Seller a certificate executed by one of its senior officers certifying to such effect. The foregoing condition shall not be deemed to be satisfied if there are inaccuracies in Seller's representations and warranties which, individually or in the aggregate, involve Damages in an amount in excess of 300,000 Irish pound sterling.

            9.2 Purchaser's Performance. All of the covenants and obligations that Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with by Purchaser in all material respects, and Purchaser shall have delivered to Seller a certificate executed by one of its senior officers certifying to such effect.

            9.3 Consents. Each of the notices to and consents of governmental authorities identified in Schedules 3.2, 4.1(f) and 5.7 hereto shall have been obtained and such consents shall be in full force and effect.

            9.4 No Proceedings. Since the date of this Agreement, there shall not have been commenced or threatened against any Seller or any Affiliate of any Seller any proceeding (i) involving any challenge to, or seeking damages of in excess of 500,000 Irish pound sterling or other relief in connection with, any of the transactions contemplated hereby; or (ii) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby.

            9.5 Opinion of Purchaser's Counsel. Purchaser shall have been furnished with opinions of Gibson, Dunn & Crutcher LLP and Arthur Cross, counsel to Purchaser,


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                                       22
dated the Closing Date, addressed to and in form satisfactory to Seller, collectively addressing the matters set forth in Exhibit G hereto.

            9.6 Purchase Price Shares and Purchaser Notes. Purchaser shall have delivered to Seller the Purchase Price Shares and the Purchaser Notes in the principal amounts specified in Section 2.3 hereof. The Purchaser Notes shall have been guaranteed by one of the banks listed on Annex I hereto.

            9.7 Employment Agreement. The Company shall have executed an Employment Agreement, satisfactory in substance and form to Donal Tierney, providing for the Company's employment of Mr. Tierney as its Chief Executive Officer for a term of one year which shall be renewable.

            9.8 Side Letters. Purchaser shall have executed side letters in the form of Exhibit F hereto.


                                   ARTICLE X

                                  Termination


            10.1 Termination Events. This Agreement may, by written notice given prior to or at the Closing, be terminated:

            (a) by either Purchaser or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

            (b) (i) by Purchaser if any of the conditions in Article VIII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date; or
      (ii) by Seller, if any of the conditions in Article IX has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller have not waived such condition on or before the Closing Date;

            (c)   by mutual consent of Purchaser and Seller; or

            (d) by either Purchaser or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before September 30, 1997, or such later date as the parties may agree upon.

            10.2 Effect of Termination. Each party's right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or


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                                       23
otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 13.5 and 13.7 hereof will survive; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE XI

                           Indemnification; Remedies


            11.1 Indemnification and Payment of Damages by Seller. Seller shall indemnify and hold harmless Purchaser, the Group Companies, and their respective directors, officers, employees, agents, consultants, advisors or other representations, including legal counsel, accountants and financial advisors, stockholders and controlling persons (collectively, the "Purchaser Indemnified Persons") for, and will pay to the Purchaser Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

            (a) any breach of any representation and warranty made by Seller in Article IV or Article V hereof or in any document or certificate furnished to Purchaser by Seller pursuant to this Agreement, giving full effect to any supplement to the Schedules hereto that are delivered by Seller to Purchaser prior to the Closing Date with Purchaser's consent in accordance with the provisions of Section 6.5 hereof;

            (b) any breach by Seller of any covenant or obligation of Seller in this Agreement;

            (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with either any Seller or any Group Company (or any person acting on Seller's or any Group Company's behalf) in connection with any of the transactions contemplated hereby; and

            (d) any liability imposed upon any Group Company in respect of the termination of employment of Terry Sullivan by a Group Company to the extent that such liability exceeds 140,000 Irish pound sterling; provided that Purchaser does not cause or permit the Company to settle any claim by Mr. Sullivan without the prior written consent of Seller, which consent shall not be unreasonably withheld.


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                                       24

      The right to indemnification, payment of Damages or other remedy based on a breach of representations and warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation and warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation and warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations and warranties, covenants and obligations except to the extent that such waiver arose when Purchaser permitted Seller to supplement any of the Schedules hereto in accordance with the provisions of Section 6.5 hereof.

            11.2 Indemnification and Payment of Damages by Purchaser. Purchaser shall indemnify and hold harmless Seller and their respective directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel, accountants and financial representatives, stockholders and controlling persons (collectively, the "Seller' Indemnified Persons") for, and will pay to the Seller' Indemnified Persons the amount of, any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation and warranty made by Purchaser in Article III hereof or in any certificate furnished by Purchaser to Seller pursuant to this Agreement; and (b) any breach by Purchaser of any covenant or obligation of Purchaser in this Agreement.

            11.3 Remedies Not Exclusive; Purchase Price Adjustment. The remedies provided in this Article XI shall not be exclusive of or limit any other remedies that may be available to the Purchaser Indemnified Persons or the Seller' Indemnified Persons. Any amounts paid by Seller or Purchaser pursuant to this Article XI shall be deemed to be adjustments to the Purchase Price.

            11.4 Time Limitations. If the Closing occurs, neither Seller nor Purchaser shall have any liability (for indemnification or otherwise) with respect to any breach of a covenant or obligation or a representation and warranty, other than those in Sections 5.2, 5.3, 5.11, 5.12, 5.16 or 5.22 (limited to Taxes), unless on or before the second anniversary of the Closing Date Purchaser or Seller, as the case maybe, notify Seller or Purchaser of a claim specifying the factual basis of that claim in reasonable detail to the extent then known. A claim by a Purchaser Indemnified Person with respect to Sections 5.12 or 5.16 may be made at any time prior to the fourth anniversary of the Closing Date. A claim by a Purchaser Indemnified Person with respect to Sections 5.11 or 5.22 (limited to Taxes) may be made at any time prior to the expiration of the applicable statute of limitations with respect to the matters set forth in such Sections. A claim by a Purchaser Indemnified Person with respect to Sections 5.2 or 5.3 may be made at any time.

            11.5 Limitations on Payments by Seller. Seller shall have no liability (for indemnification or otherwise) with respect to any Damages in respect of a breach of any of the representations and warranties set forth in
Article V hereof if the Damages in respect of such breach are less than 2,000 Irish pound sterling, and Seller shall have no liability respect to


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                                       25
any such Damages until the total of all Damages exceeds 50,000 Irish pound sterling (counting for this purpose claims with respect to which Damages are less than 2,000 Irish pound sterling), but Seller shall then be liable for the total amount of such Damages; provided, however, that Seller shall not be liable for any amount of such Damages in excess of 15,500,000 Irish pound sterling, excluding for this purpose any amount of such Damages arising from claims of third parties. However, the limitations set forth in this Section
11.5 shall not apply to any breach of such representations and warranties of which any Seller had knowledge at any time prior to the date on which such representation and warranty was made and Seller shall be jointly and severally liable for all Damages with respect to such breaches.

            11.6  Procedure for Indemnification--Third Party Claims.

            (a) Promptly after receipt by a person entitled to indemnification hereunder (an "Indemnified Person") of notice of the commencement of any proceeding against it, such Indemnified Person shall, if a claim is to be made against a person or persons obligated to indemnify such Indemnified Person hereunder (the "Indemnifying Person(s)"), give notice to the Indemnifying Person(s) of the commencement of such proceeding, but the failure to notify the Indemnifying Person(s) will not relieve the Indemnifying Person(s) of any liability that it (they) may have to such Indemnified Person(s), except to the extent that the Indemnifying Person demonstrates that the defense of such proceeding is prejudiced by such Indemnifying Person's failure to give such notice.

            (b) If any proceeding referred to in Section 11.6(b) is brought against an Indemnified Person and it gives notice to the Indemnifying Person(s) of the commencement of such proceeding, the Indemnifying Person(s) will, unless the claim involves Taxes, be entitled to participate in (but not control) such proceeding at the expense of the Indemnifying Person(s); provided, however, that such Indemnified Person will have the right to control the defense and any settlement of such proceeding unless the Indemnified Person requests in writing that the Indemnifying Person(s) assume such defense. If the Indemnifying Person(s) assumes such defense, it (or they) will do so with counsel satisfactory to such Indemnified Person and it (or they) will not, from and after receipt of the notice of such Indemnified Person's approval of counsel selected by the Indemnifying Person(s), as long as they diligently conduct such defense, be liable to such Indemnified Person for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by such Indemnified Person in connection with the defense of such proceeding, other than reasonable costs of investigation. If the Indemnifying Person(s) assume the defense of a proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification by the Indemnifying Person(s); (ii) no compromise or settlement of such claims may be effected by the Indemnifying Person(s) without such Indemnified Person's consent unless (A) there is no finding or admission of any violation of any applicable statute, rule, regulation, permit issued by any governmental authority or Order or any violation of the rights of any person and no effect on any other claims that may be made against the


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                                       26

      Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person(s); and (iii) such Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. The Indemnifying Person(s) shall in all events cooperate with such Indemnified Person in the defense of such proceedings.

            (c) Each Indemnifying Person hereby consents to the non-exclusive jurisdiction of any court in which a proceeding is brought against any Indemnified Person for purposes of any claim that such Indemnified Person may have against such Indemnifying Person under this Agreement with respect to such proceeding or the matters alleged therein, and agree that process may be served on such Indemnifying Person with respect to such a claim anywhere in the world.

            11.7 Procedure for Indemnification--Other Claims. A claim for indemnification for any matter not involving a third party claim may be asserted by written notice to the Indemnifying Person(s).


                                  ARTICLE XII

                             Post Closing Covenants

            12.1. Restrictions on Transfer of Purchase Price Shares. Seller covenants that, in addition to any restrictions on the transfer of the Purchase Price Shares imposed by applicable law, Seller shall not sell, transfer, encumber or otherwise dispose of any Purchase Price Shares prior to the date that is twelve months after the Closing Date. During the period beginning on such date and ending on the second anniversary of the Closing Date, Seller covenants that it shall not sell, transfer, encumber or otherwise dispose of an aggregate number of Purchase Price Shares greater than one half of the Purchase Price Shares delivered to it by Purchaser. The foregoing restrictions shall terminate on the second anniversary of the Closing Date.

            12.2 Manufacture of Veterinary Tablets; Price of Human Products with Veterinary Applications. Purchaser covenants that it shall cause the Company to continue to manufacture for Cross Vetpharm the veterinary tablets which the Company currently is manufacturing for Cross Vetpharm for a period of six months after the Closing Date to the extent that orders for such tablets are placed by Cross Vetpharm with the Company; provided, however, that the Company shall not be required to manufacture a greater volume of such tablets than can reasonably be produced using existing machinery. Cross Vetpharm shall pay the Company for the manufacture of such tablets, within 60 days after such amounts are billed by the Company to Cross Vetpharm from time to time, an amount equal to the higher of (a) the price currently paid by Cross Vetpharm; or (b) the Company's direct and indirect manufacturing costs.

            Purchaser shall cause the Company, for a period of at least eighteen months after the Closing Date, to sell to Cross Vetpharm, such veterinary versions of human antibiotic tablets (i.e. products that are labeled for veterinary uses), as are ordered by Cross Vetpharm for a price no higher than the lowest price at which the human


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                                       27
products are sold to the Company's other customers provided that (a) the foregoing agreement regarding price is subject to the condition that the cost to the Company of producing veterinary versions of such human products does not exceed the cost to the Company of producing the human products; and (b) the aggregate amount of such tablets which the Company shall be required to sell to Cross Vetpharm shall be 10 million. The Company shall have the right to cease selling such tablets to Cross Vetpharm provided that (a) it gives not less than twelve months prior written notice to Cross Vetpharm of such cessation; and (b) it shall not have the right to provide such written notice to Corr Vetpharm prior to then end of the first six months after the Closing Date.

            12.3 Sharing of Personnel. Seller covenants that it shall continue to provide to the Company after the Closing Date the services of a secretary on a half time basis for such period as such services are requested by the Company; provided, however, that Seller shall not be required to provide such services for any period longer than three years after the Closing Date.

            12.4 Board Representation. Purchaser covenants that it shall use its best efforts to cause Mr. Daniel Tierney to be elected to the Board of Directors of Purchaser as promptly as practicable after the Closing Date and to continue to cause him to be elected to such Board for so long us Seller owns not less than 400,000 Purchase Price Shares; provided, however, that (a) Seller recognizes that Purchaser has no ability to cause such election to occur given that the decision to vote for Mr. Tierney's election shall be made by the shareholders of Purchaser; and (b) Mr. Tierney shall not be entitled to receive compensation for serving on the Board of Directors of Purchaser.

            12.5 Transfer of Pension Assets. Schedule 9 to the Ethical Share Purchase Agreement, which is attached as Annex VIII hereto, shall be applied by Seller and Purchaser in connection with the transfer of assets relating to the pension benefits of the Company's employees who participate in the Cross Vetpharm Group Limited Pension Fund to a new pension fund to be established by the Company after the Closing Date. Notwithstanding the provisions of the first sentence of paragraph 5.1 of Schedule 9, Seller shall procure that such transfer of assets to such new pension fund is effected.



                                  ARTICLE XIII

                                  Miscellaneous

            13.1 Notices. All notices, requests, demands and other communications required or permitted by this Agreement shall be in writing and
(a) delivered by messenger; (b) transmitted by telecopier; or (c) delivered by a reputable international courier service, with courier charges paid or payable by the sender. All such notices and other communications shall be addressed as follows to the respective parties set forth below or to such other address as any such party may hereafter specify in writing:


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                                       28

      If to Purchaser, to     Fuisz Technologies Ltd.
                              3810 Concorde Parkway-Suite 100
                              Chantilly, VA 22021
                              USA
                              Attention:  Kenneth McVey

      If to Seller, to        The Cross Group
                              Suite C
                              Regal House
                              Queensway
                              Gibraltar

            13.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the State of New York, without regard to the conflicts of laws principles thereof.

            13.3 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            13.4 Investigation of the Parties. All representations and warranties contained herein which are made to the best knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness thereof.

            13.5 Payment of Expenses. Purchaser, on the one hand, and the Seller, on the other hand, shall pay all fees and expenses (including, without limitation, legal fees and expenses) incurred by them in connection with the transactions contemplated hereunder. In no event shall any of the fees or expenses incurred by any of the Seller in connection with this transaction, including, without limitation, the fees and expenses of counsel to Seller, be billed to or paid by the Company. Purchaser shall be responsible for the payment of the stamp duty arising from the sale of the Shares to Purchaser.

            13.6 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby shall be issued, if at all, at such time and in such manner as Purchaser determines in consultation with Seller. Unless consented to by Purchaser in advance or required by any applicable statute, rule or regulation, prior to the Closing, Seller shall, and shall cause the Group Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any person. Seller and Purchaser will consult with each other concerning the means by which the Group Companies' employees, customers and suppliers and others having dealings with the Group Companies will be informed of the transactions contemplated hereby, and Purchaser shall have the right to be present for any such communication.

            13.7  Confidentiality.


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                                       29

            (a) Between the date of this Agreement and the Closing Date, Purchaser and Seller will maintain in confidence, and will cause the directors, officers, employees, agents and advisors of Purchaser, Seller and the Group Companies to maintain in confidence, any written, oral or other information obtained in confidence from another party or any Group Company in connection with this Agreement or the transactions contemplated hereby, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party;
      (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby; or (iii) the furnishing or use of such information is required by any applicable statute, rule, regulation, Order or legal process.

            (b) If the transactions contemplated hereby are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Seller, on the one hand, waives, and upon Purchaser's request shall cause the Group Companies to waive, and Purchaser, on the other hand, waives any cause of action, right or claim arising out of the access of Purchaser or its representatives or Seller or its representatives, as the case may be, to any trade secrets or other confidential information of the Group Companies or Purchaser or any of its subsidiaries, as the case may be, except to the extent of any intentional competitive misuse by Purchaser or Seller, as the case may be, of such trade secrets or confidential information.

      13.8 Further Assurances. The parties agree (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      13.9 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; and (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given

      13.10 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of


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



the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      13.11 Assignments, Successors and No Third Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Purchaser may assign its rights and delegate its obligations under this Agreement to any Affiliate of Purchaser. Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement shall be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

      13.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part shall remain in full force and effect to the extent not held invalid or unenforceable.

      13.13 Section Headings. The headings of Articles and Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation.

      13.14 Jurisdiction. Each of Purchaser and Seller irrevocably (a) agrees that the courts of Bermuda shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement, and, for such purpose, irrevocably submits to the jurisdiction of such courts; (b) irrevocably waives any objection which it might now or hereafter have to the courts of Bermuda being nominated as the forum to hear and determine any action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum; and (c) agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered to the address for notices set forth in Section 13.1 hereof.



            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.


                            FUISZ TECHNOLOGIES LTD.



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




                                By:    /s/ KENNETH W. MCVEY
                                    -------------------------------------
                                    Name: Kenneth W. McVey

                                    Title: President And CEO





                                THE CROSS GROUP



                                By:    /s/ DANIEL TIERNEY
                                    -------------------------------------
                                    Name: Daniel Tierney

                                    Title: Chairman


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